Exhibit 10.4

SAN DIEGO SUNRISE, LLC

WITHDRAWAL AGREEMENT,

FIRST AMENDMENT TO LIMITED LIABILITY AGREEMENT

This Withdrawal Agreement and First Amendment to Limited Liability Agreement, dated as of April 6, 2016 (this “Agreement”), is entered into by and among Notis Global, Inc. (“Notis”), JNO 50, LLC (“JNO”), John Olander (“Olander”) and Mark DeNigris (“DeNigris”).

RECITALS

WHEREAS, San Diego Sunrise, LLC, a California limited liability company (“San Diego Sunrise”) has as its equal members, Notis and JNO, and in turn owns a thirty percent membership interest in Sunrise Dispensary, LLC, a California limited liability company (“Sunrise Dispensary”);

WHEREAS, pursuant to that certain Unit Purchase Agreement dated as of April 6, 2016 (“Unit Purchase Agreement”) among San Diego Sunrise, and Mishil Yousif, Sami Harmis and Sami Younis (collectively, “Buyers”), the Buyers’ are purchasing Notis’ fifteen percent beneficial interest in Sunrise Dispensary;

WHEREAS, in order to more fully implement the transactions contemplated by the Unit Purchase Agreement, the parties desire to execute this Agreement to (i) document the withdrawal of Notis as a member of San Diego Sunrise and (ii) amend the limited liability company agreement of San Diego Sunrise (“”LLC Agreement”) to give effect to that withdrawal

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the LLC Agreement.

2. Withdrawal of Member. Pursuant to this Agreement, Notis withdraws as a member of San Diego Sunrise, effective at 5:00 p.m. pdt on the date of this Agreement. As part of the withdrawal, Clint Pyat and Jeff Goh hereby resign as Managers of San Diego Sunrise.

3. Amendment to LLC Agreement. The LLC Agreement is hereby amended by (i) replacing Exhibit A thereto with Exhibit A, attached hereto and (ii) appointing JNO as the sole Manager of San Diego Sunrise.

4. General Release.

(a) General Release. In consideration of issuance of the Warrant (as defined below) by Notis to JNO, and for other good and valuable consideration, JNO, Olander and DeNigris on behalf of themselves, their assigns, managers, members, officers, employees, successors and affiliates, past and present, and each of them (the “JNO Parties”), hereby fully release and discharge Notis, and its directors, officers, employees, successors and affiliates, past and present, and each of them (the “Notis Parties”) in their individual and business capacities with respect to and from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which the JNO Parties now own or hold or has at any time heretofore owned or held or may in the future hold as against Notis Parties, whether or not arising out of or in any way connected with the Notis Parties’ membership in San Diego Sunrise, or the organization, capitalization or management thereof, or any other transactions, occurrences, acts or omissions, or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Notis Parties, or any of them, committed or omitted prior to the date of this Agreement.

(b) Section 1542 Waiver. It is the intention of the parties in executing this Agreement that it shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, the parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each party acknowledges that it may hereafter discover claims or facts in addition to or different from those which such party now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, each party hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Each party, after representation by and consultation with counsel, acknowledges that it understands the significance and consequence of such release and such specific waiver of Section 1542.

(c) Warrant. As additional consideration to induce JNO to enter into this Agreement and for the general release provided in this Section 4, Notis shall, within ten days following the date of this Agreement, issue to JNO a warrant (the “Warrant”) granting JNO the right to purchase up to 500,000 common shares of Notis, at an exercise price of $.03 per share for a term of three years from the date hereof. The Warrant will be issued in a private transaction intended to be exempt from the registration requirements of applicable state and federal securities laws.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Agreement.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF CALIFORNIA.

7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NOTIS GLOBAL, INC.

By:	/s/ Jeff Goh
Name:	Jeff Goh
Title:	CEO

JNO 50, LLC

By:	/s/ John Olander
Name:	John Olander
Title:	Manager/Member

/s/ John Olander
John Olander

/s/ Mark DeNigris
Mark DeNigris

We hereby resign as Managers of San Diego Sunrise.

/s/ Jeff Goh
Jeff Goh

/s/ Clinton Pyatt
Clinton Pyatt